                                                                    EXHIBIT 1.2

                                  PRICING AGREEMENT


Merrill Lynch, Pierce, Fenner & Smith Incorporated
Chase Securities Inc.
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
PaineWebber Incorporated
As representatives of the Underwriters named in
     Schedule I to the Underwriting Agreement

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
Sears Tower, Suite 5500
Chicago, Illinois 60606

Dear Sirs:

     Lincoln National Capital III, a statutory business trust formed under the laws of the State of Delaware (the "Designated Trust") and Lincoln National Corporation, an Indiana corporation (the "Guarantor"), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated July 17, 1998 (the "Underwriting Agreement"), between the Guarantor on the one hand and the Underwriters named in Schedule I to the Underwriting Agreement, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you.

     Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated

Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Designated Trust agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Designated Trust, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto shall have been exercised.

     If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the

Underwriters, the Designated Trust and the Guarantor. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Guarantor for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                         Very truly yours,


                         LINCOLN NATIONAL CORPORATION


                         By:     /s/ Richard C. Vaughan
                         Name:  Richard C. Vaughan
                         Title: Executive Vice President and
                                Chief Financial Officer

                         LINCOLN NATIONAL CAPITAL III

                         By: Lincoln National Corporation, as Depositor


                         By:     /s/ Janet C. Chrzan
                         Name:  Janet C. Chrzan
                         Title: Administrative Trustee

Accepted as of the date hereof:

Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
Chase Securities Inc.
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
PaineWebber Incorporated

As Representatives of the Underwriters Named in Schedule I hereto

    /s/ John P. Tullsen Jr.
--------------------------------
On behalf of each of the Underwriters named on Schedule I hereto

                                     SCHEDULE I


                                                                      Number of
                                                                     Designated
                                                               Securities to be
Underwriters                                                          Purchased
------------                                                   ----------------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated                                              1,080,000
Chase Securities Inc.                                                 1,080,000
Lehman Brothers Inc.                                                  1,080,000
Morgan Stanley & Co. Incorporated                                     1,080,000
PaineWebber Incorporated                                              1,080,000
BT Alex. Brown Incorporated                                              80,000
Robert W. Baird & Co. Incorporated                                       80,000
Bear, Stearns & Co. Inc.                                                 80,000
ABN AMRO Incorporated                                                    80,000
CIBC Oppenheimer Corp.                                                   80,000
Cowen & Company                                                          80,000
Dain Rauscher Wessels                                                    80,000
A.G. Edwards & Sons, Inc.                                                80,000
EVEREN Securities, Inc.                                                  80,000
Interstate/Johnson Lane Corporation                                      80,000
Janney Montgomery Scott Inc.                                             80,000
Legg Mason Wood Walker, Incorporated                                     80,000
Olde & Co., Incorporated                                                 80,000
Piper Jaffray Inc.                                                       80,000
Raymond James & Associates, Inc.                                         80,000
Tucker Anthony Incorporated                                              80,000
Wheat First Securities, Inc.                                             80,000
J.C. Bradford & Co.                                                      40,000
Conning & Company                                                        40,000
Craigie Incorporated                                                     40,000
Crowell, Weedon & Co.                                                    40,000
Fahnestock & Co. Inc.                                                    40,000
Fidelity Capital Markets, a division of Nat'l Fin'l Svs Corp.            40,000
First Albany Corporation                                                 40,000
First of Michigan Corporation                                            40,000
Gibraltar Securities Co.                                                 40,000
Gruntal & Co., L.L.C.                                                    40,000
Hilliard Lyons Inc.                                                      40,000
Wayne Hummer Investments Inc.                                            40,000
Kirkpatrick, Pettis, Smith, Polian Inc.                                  40,000




McDonald & Company Securities, Inc.                                      40,000
McGinn, Smith & Co., Inc.                                                40,000
Mesirow Financial Inc.                                                   40,000
Morgan Keegan & Company, Inc.                                            40,000
The Ohio Company                                                         40,000
Ormes Capital Markets, Inc.                                              40,000
Parker/Hunter Incorporated                                               40,000
Pryor, McClendon, Counts & Co., Inc.                                     40,000
The Robinson-Humphrey Company, LLC                                       40,000
Roney Capital Markets, a division of First Chicago
    Capital Markets, Inc.                                                40,000
Sands Brothers & Co., Ltd.                                               40,000
Scott & Stringfellow, Inc.                                               40,000
Stephens Inc.                                                            40,000
Stifel, Nicolaus & Company, Incorporated                                 40,000
Stone & Youngberg                                                        40,000
TD Securities (USA) Inc.                                                 40,000
Trilion International Inc.                                               40,000
Utendahl Capital Partners, L.P.                                          40,000
                                                                      ---------
Total                                                                 8,000,000
                                                                      ---------

                                     SCHEDULE II

DESIGNATED TRUST:

     Lincoln National Capital III

TITLE OF DESIGNATED SECURITIES:

     7.40% Trust Originated Preferred Securities, Series C ("TOPrS")

AGGREGATE PRINCIPAL AMOUNT:

     Aggregate principal amount of Firm Designated Securities:  $200,000,000

PRICE TO PUBLIC

     100% of the principal amount of the Designated Securities

PURCHASE PRICE BY UNDERWRITERS:

     100% of the principal amount of the Designated Securities

UNDERWRITERS' COMPENSATION:

     $.7875 per Designated Security

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

     New York Clearing House same-day funds

ACCOUNTANTS' LETTER TO BE DELIVERED ON DATE OF PRICING AGREEMENT:

     Yes.

TRUST AGREEMENT:

     Amended and Restated Trust Agreement, dated July 24, 1998, between the Guarantor and the Trustees named therein

INDENTURE:

     Junior Subordinated Indenture dated as of May 1, 1996, between the Guarantor and First Chicago National Bank, as Debenture Trustee (the "Indenture")

GUARANTEE:

     Guarantee Agreement, dated as of July 24, 1998, between Guarantor and Guarantee Trustee

MATURITY:

     September 30, 2028, which date may be extended to a date not later than September 30, 2047 if certain conditions are met.

INTEREST RATE:

     7.40%

INTEREST PAYMENT DATES:

     March 31, June 30, September 30 and December 31

EXTENSION PERIOD:

     20 quarters

REDEMPTION PROVISIONS:

     The redemption provisions set forth in Section 402 of the Trust Agreement shall apply to the Designated Securities.

SINKING FUND PROVISIONS:

     No sinking fund provisions.

FIRST TIME OF DELIVERY:

     10:00 a.m., New York City time July 24, 1998

CLOSING LOCATION:

     Sullivan & Cromwell
     125 Broad Street
     New York, New York  10004

NAMES AND ADDRESSES OF REPRESENTATIVES:

     Merrill Lynch, Pierce, Fenner & Smith Incorporated
     c/o Merrill Lynch & Co.
     Sears Tower, Suite 5500
     Chicago, IL  60606